Exhibit 1.01

Exterran Corporation
Conflict Minerals Report

Company and Product Overview

Exterran Corporation is a global systems and process company offering solutions in the oil, gas, water and power markets. As part of its business, Exterran Corporation manufactures products for which gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) are necessary to the functionality or production of our products. Exterran Corporation is required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as implemented through SEC Form SD (“Rule 13p-1”), which requires, among other things, that it file this Conflict Minerals Report (this “Report”). This Report covers the period from January 1, 2019 through December 31, 2019.

The products Exterran Corporation manufactures include the following, many of which it has determined, based on our supplier responses, include 3TG materials:

•Equipment used in production, treating and processing of crude oil and natural gas;

•Natural gas compression packages;

•Line heaters, oil and natural gas separators, glycol dehydration units, condensate stabilizers, dew point control plants, water treatment and power solutions, mechanical refrigeration, cryogenic plants, skid-mounted production facilities;

•Skid-mounted natural gas compression equipment;

•Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks; and

•Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment.

Conflict Minerals Program Overview

Exterran has taken a number of steps to implement a conflict minerals compliance program, including:

•Exterran Corporation has adopted a conflict minerals policy, which is publicly available on our website at www.exterran.com.

•Exterran Corporation has assembled an internal team to support supply chain due diligence.

•Exterran Corporation has worked to communicate expectations with regard to supplier performance, transparency and sourcing.

•Exterran Corporation is working with its suppliers and has identified many of the smelters or refiners (“SORs”) in its supply chain and plans to take measures intended to increase the supplier response rate for its RCOI process.

•Exterran Corporation has compared its Reasonable Country of Origin Inquiry (“RCOI”) results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

•Exterran Corporation reports annually, as required by Rule 13p-1, on its sourcing due diligence efforts. This Report and the Form SD of which it is a part of are publicly available on our website at www.exterran.com.

Rule 13p-1 requires that Exterran Corporation conduct, in good faith, an RCOI that is reasonably designed to determine whether any of its 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country” and together, “DRC”). For 3TG materials that, based on our RCOI, Exterran Corporation knows originated in, or it has reason to believe may have, originated in, a covered country, Rule 13p-1 requires that Exterran Corporation exercise due diligence on the source and chain of custody of such 3TG materials.

Exterran Corporation's manufactured products were primarily assembled using components obtained from its suppliers. Exterran Corporation is several tiers removed from mining operations and SORs and has no visibility into the upstream supply chain beyond its direct suppliers. Exterran Corporation thus had to request its suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to Exterran Corporation and, if present, information regarding the sourcing of such 3TG materials.

Information on the presence and sourcing of 3TG materials in the components supplied to Exterran Corporation was collected and stored using an online platform provided by a third party vendor, Source Intelligence (“SI”). This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether Exterran Corporation's manufactured products contained 3TG materials minerals necessary to their functionality or production and to perform its RCOI. In an effort to increase awareness among Exterran Corporation's suppliers of its conflict minerals compliance program, as well as the applicable Securities and Exchange Commission ("SEC") regulations and related frequently asked questions ("FAQs") concerning conflict minerals compliance, SI introduced each of Exterran Corporation's suppliers to the Conflict Minerals Supplier Resource Center maintained by SI on its website. Exterran Corporation undertook this step as an elevated tool to facilitate a deeper understanding of its conflicts minerals program and why Exterran Corporation is requesting information from them.

Conflict Minerals Compliance Program (CMCP) Description

The SEC Final Conflict Minerals Rule1 (“SEC Final Rule”) requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a RCOI to determine whether or not there is reason to believe that tin, tungsten, tantalum or gold (3TG), also referred to as conflict minerals, from the DRC are present in the company’s products; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities (smelter or refiners, “SORs”) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”2) to meet the SEC regulatory requirements. The sections below describe SI’s approach to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed in concert with Exterran Corporation’s internal regulatory compliance program activities.

SEC Final Rule Applicability Determination

The first step in SEC Final Rule compliance is examining rule applicability to a given organization’s activities. According to the SEC Final Rule, there are four decision criteria: (1) whether the organization files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act; (2) whether the organization manufactures or contracts to manufacture products; (3) whether conflict minerals are “necessary to the functionality” or “necessary to the production” of such products; and (4) whether the necessary conflict minerals were outside the supply chain prior to January 31, 2013.3

To aid Exterran Corporation in the supplier scoping process, all Tier 1 suppliers were included in the RCOI performed by SI. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to Exterran Corporation contain 3TG which is necessary to the functionality or production, whether Exterran Corporation influences the design of such products, and whether the products were supplied to Exterran Corporation during the 2019 reporting year. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information. Lists of suppliers classified as out of scope were provided to Exterran Corporation for review and suppliers re-engaged as needed if requested by Exterran Corporation based on additional information regarding the products they supply and the nature of the relationship with Exterran Corporation.

1 Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.
2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
3 Conflict minerals are considered "outside the supply chain"if they were smelted or refined or were outside of a covered country prior to January 31, 2013.

Exterran Corporation provided to SI a list of Tier 1 suppliers determined to be in-scope for regulatory purposes based on Exterran Corporation’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG. These suppliers were engaged following the RCOI process described below.
Reasonable Country of Origin Inquiry (RCOI)

To complete the RCOI required by the SEC Final Rule, SI engaged Exterran Corporation’s suppliers to collect information about the presence and sourcing of tantalum, tin, tungsten and gold (3TG) used in the products and components supplied to Exterran Corporation. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT). Only CMRT’s version 4.0 or higher were accepted. Suppliers were offered two options to submit the required information, either by uploading the (“CMRT”) in MS Excel format or by completing an online survey version of this template directly in the SI platform. In certain cases if a supplier was unable to complete on the platform, Exterran Corporation or SI uploaded the CMRT on their behalf.

Supplier Engagement

Exterran Corporation provided SI with at least one method of contact for each Tier 1 supplier designated as in-scope (email address, telephone number, facsimile number, or mailing address). Email was the preferred method of communication.

The RCOI began with an introduction email from Exterran Corporation to suppliers describing the Conflict Minerals Compliance Program (“CMCP”) requirements and identifying SI as a partner in the process. Following that introduction email, Source Intelligence sent a subsequent email to suppliers containing a registration and survey request link for the on-line data collection platform.

Subsequent engagement followed these steps:

•Following the initial introductions to the program and information request, up to 5 reminder emails were sent to each non-responsive supplier requesting survey completion.

•Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

New Information Cut-off

In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of March 31, 2020 to provide information about the metal processors present in their supply chains for the 2019 reporting year.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the SI system or to provide this information in the online survey version.

Exterran Corporation chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified.

Suppliers were requested to provide an electronic signature before submitting their data to Exterran Corporation to verify that all answers submitted were accurate to the best of the supplier’s knowledge but the suppliers were not required to provide an electronic signature to submit their data.

Quality Assurance
Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (“QC”) flags were raised, suppliers were automatically contacted by the SI platform on a bi-weekly basis up to 3 contacts.
•One or more SORs were listed for an unused metal;

•SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;4

•Supplier answered yes to sourcing from the DRC, but none of the SORs listed are known to source from the region;

•Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•Supplier indicated they have not provided all applicable SOR information received; and

•Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

RCOI Results
A total of 410 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by SI. The response rate among these suppliers was 30%. Of these responding suppliers, 32% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to Exterran Corporation. The attached SI RY 2019 CMCP Data Summary provides detailed information regarding the smelters/refiners reported to be in Exterran Corporation’s supply chain and the associated mine countries of origin (see Table 1). Based on SI’s smelter/refiner database, and as shown in the CMCP Data Summary, there was an indication of DRC sourcing or location in the DRC for 45 out of 303 verified smelters/refiners.5

SI Due Diligence Process
For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation is needed to determine the source and chain-of-custody of the regulated metals. SI relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. SI has become an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides SI access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR is not certified by these internationally-recognized schemes, SI attempts to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts are made by SI to SORs to gather information on mine country of origin and sourcing practices.

A list of Exterran Corporation’s SORs with indications of RMI Country Risk Levels along with certification statuses is provided in the attached Source Intelligence RY 2019 CMCP Data Summary.

4 Source Intelligence maintains a smelter/refiner database to document which companies are known metal processors (i.e., verified), which companies are exclusive recyclers, mine country of origin information, and DRC conflict-free certification status. Source Intelligence collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified smelters/refiners are flagged and suppliers are asked for further clarification.
5 The information in the smelter/refiner database begins with supplier-provided information (CMRT data); Source Intelligence then performs additional research (internet, industry and government associations) and outreach (email and telephone) directly with these companies to confirm the data provided via CMRTs. The Source Intelligence Smelter Verification and Outreach Process includes research in an attempt to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted for those entities who are not conflict-free certified.

Measures to Address Risks within the Supply Chain

In preparation for the due diligence performed for the reporting period, the Company worked with SI to improve the processes implemented last year. The Company intends to continue its due diligence efforts on the source and supply chain of its conflict minerals and to mitigate the risk that its conflict minerals benefit armed groups in the covered countries, including by working with SI to continue providing assistance and education for conflict minerals programs for our suppliers so that the compliance requirements can flow to more levels of our supply chain.

TABLE 1
Smelter/Refiner Disclosure

Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. The Company’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflicts Minerals Report.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	8853 S.p.A.	CID002763	Italy	RMAP
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Gold	African Gold Refinery	CID003185	Uganda
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	AU Traders and Refiners	CID002850	South Africa	RJC, RMAP
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Gold	Bangalore Refinery	CID002863	India	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	RMAP
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP
Gold	Chugai Mining	CID000264	Japan	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	RMAP
Gold	Dowa	CID000401	Japan	RMAP
Gold	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	RMAP
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	LBMA, RMAP
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation	LBMA, RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	LBMA, RMAP
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	L'Orfebre S.A.	CID002762	Andorra	RMAP
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil	RMAP
Gold	Materion	CID001113	United States	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	NH Recytech Company	CID003189	Korea, Republic of
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	LBMA, RMAP
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	LBMA, RMAP
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	LBMA, RMAP
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Gold	QG Refining, LLC	CID003324	United States
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Gold	SAAMP	CID002761	France	RJC, RMAP
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Safimet S.p.A	CID002973	Italy	RMAP
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP - Active
Gold	Sai Refinery	CID002853	India
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMAP
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	LBMA, RMAP
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Sovereign Metals	CID003383	India

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	Tony Goetz NV	CID002587	Belgium
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	RMAP
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Gold	Umicore Brasil Ltda.	CID001977	Brazil	LBMA, RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	RJC, RMAP
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Tantalum	Asaka Riken Co., Ltd.	CID000092	Japan	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tantalum	CP Metals Inc.	CID003402	United States	RMAP - Active
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tantalum	Exotech Inc.	CID000456	United States	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	RMAP
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	H.C. Starck Ltd.	CID002549	Japan	RMAP
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Tantalum	KEMET Blue Metals	CID002539	Mexico	RMAP
Tantalum	LSM Brasil S.A.	CID001076	Brazil	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Tantalum	PRG Dooel	CID002847	Macedonia, The Former Yugoslav Republic Of	RMAP
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	EM Vinto	CID000438	Bolivia	RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fenix Metals	CID000468	Poland	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	RMAP
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	RMAP
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	RMAP
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	RMAP
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Precious Minerals and Smelting Limited	CID003409	India	RMAP - Active
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	RMAP
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Tin	Soft Metais Ltda.	CID001758	Brazil	RMAP
Tin	Super Ligas	CID002756	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Tin	Tin Technology & Refining	CID003325	United States	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	RMAP - Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	China Molybdenum Co., Ltd.	CID002641	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	CP Metals Inc.	CID003448	United States	RMAP - Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	RMAP
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMAP
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647	China	RMAP - Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	RMAP - Active
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	RMAP
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Viet Nam	RMAP
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMAP
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	RMAP
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	RMAP

TABLE 2
Country of Origin

Metal	Country of Origin	Metal	Country of Origin
Gold	Andorra	Gold	Luxembourg
Gold	Argentina	Gold	Madagascar
Gold	Armenia	Gold	Malaysia
Gold	Australia	Gold	Mali
Gold	Austria	Gold	Mexico
Gold	Belgium	Gold	Mongolia
Gold	Bermuda	Gold	Mozambique
Gold	Bolivia	Gold	Myanmar
Gold	Brazil	Gold	Namibia
Gold	Burundi	Gold	Netherlands
Gold	Cambodia	Gold	New Zealand
Gold	Canada	Gold	Niger
Gold	Chile	Gold	Nigeria
Gold	China	Gold	Papua New Guinea
Gold	Colombia	Gold	Peru
Gold	Congo (Brazzaville)	Gold	Philippines
Gold	Czech Republic	Gold	Poland
Gold	Djibouti	Gold	Portugal
Gold	DRC- Congo (Kinshasa)	Gold	Russian Federation
Gold	Ecuador	Gold	Rwanda
Gold	Egypt	Gold	Saudi Arabia
Gold	Estonia	Gold	Sierra Leone
Gold	Ethiopia	Gold	Singapore
Gold	Finland	Gold	Slovakia
Gold	France	Gold	South Africa
Gold	Germany	Gold	Spain
Gold	Ghana	Gold	Sudan
Gold	Guinea	Gold	Suriname
Gold	Guyana	Gold	Sweden
Gold	Hong Kong	Gold	Switzerland
Gold	Hungary	Gold	Taiwan
Gold	India	Gold	Tajikistan
Gold	Indonesia	Gold	Tanzania
Gold	Ireland	Gold	Thailand
Gold	Israel	Gold	Turkey
Gold	Italy	Gold	Uganda
Gold	Ivory Coast	Gold	United Arab Emirates
Gold	Japan	Gold	United Kingdom
Gold	Jersey	Gold	United States
Gold	Kazakhstan	Gold	Uzbekistan
Gold	Korea, Republic of	Gold	Viet Nam
Gold	Kyrgyzstan	Gold	Zambia
Gold	Laos	Gold	Zimbabwe
Gold	Lithuania	Tantalum	Angola

Metal	Country of Origin	Metal	Country of Origin
Tantalum	Argentina	Tantalum	Mexico
Tantalum	Australia	Tantalum	Mongolia
Tantalum	Austria	Tantalum	Mozambique
Tantalum	Belarus	Tantalum	Myanmar
Tantalum	Belgium	Tantalum	Namibia
Tantalum	Bolivia	Tantalum	Netherlands
Tantalum	Brazil	Tantalum	Niger
Tantalum	Burundi	Tantalum	Nigeria
Tantalum	Cambodia	Tantalum	Peru
Tantalum	Canada	Tantalum	Philippines
Tantalum	Central African Republic	Tantalum	Poland
Tantalum	Chile	Tantalum	Portugal
Tantalum	China	Tantalum	Russian Federation
Tantalum	Colombia	Tantalum	Rwanda
Tantalum	Congo (Brazzaville)	Tantalum	Sierra Leone
Tantalum	Czech Republic	Tantalum	Singapore
Tantalum	Djibouti	Tantalum	Slovakia
Tantalum	DRC- Congo (Kinshasa)	Tantalum	South Africa
Tantalum	Ecuador	Tantalum	South Sudan
Tantalum	Egypt	Tantalum	Spain
Tantalum	Estonia	Tantalum	Suriname
Tantalum	Ethiopia	Tantalum	Switzerland
Tantalum	France	Tantalum	Taiwan
Tantalum	Germany	Tantalum	Tanzania
Tantalum	Ghana	Tantalum	Thailand
Tantalum	Guinea	Tantalum	Uganda
Tantalum	Guyana	Tantalum	United Kingdom
Tantalum	Hungary	Tantalum	United States
Tantalum	India	Tantalum	Viet Nam
Tantalum	Indonesia	Tantalum	Zambia
Tantalum	Ireland	Tantalum	Zimbabwe
Tantalum	Israel	Tin	Angola
Tantalum	Italy	Tin	Argentina
Tantalum	Ivory Coast	Tin	Australia
Tantalum	Japan	Tin	Austria
Tantalum	Jersey	Tin	Belgium
Tantalum	Kazakhstan	Tin	Bolivia
Tantalum	Kenya	Tin	Brazil
Tantalum	Korea, Republic of	Tin	Burundi
Tantalum	Laos	Tin	Cambodia
Tantalum	Luxembourg	Tin	Canada
Tantalum	Macedonia, The Former Yugoslav Rep Of	Tin	Central African Republic
Tantalum	Madagascar	Tin	Chile
Tantalum	Malaysia	Tin	China
Tantalum	Mali	Tin	Colombia

Metal	Country of Origin	Metal	Country of Origin
Tin	Congo (Brazzaville)	Tin	South Africa
Tin	Czech Republic	Tin	South Sudan
Tin	Djibouti	Tin	Spain
Tin	DRC- Congo (Kinshasa)	Tin	Suriname
Tin	Ecuador	Tin	Sweden
Tin	Egypt	Tin	Switzerland
Tin	Estonia	Tin	Taiwan
Tin	Ethiopia	Tin	Tanzania
Tin	France	Tin	Thailand
Tin	Germany	Tin	Turkey
Tin	Guyana	Tin	Uganda
Tin	Hong Kong	Tin	United Kingdom
Tin	Hungary	Tin	United States
Tin	India	Tin	Uzbekistan
Tin	Indonesia	Tin	Viet Nam
Tin	Ireland	Tin	Zambia
Tin	Israel	Tin	Zimbabwe
Tin	Ivory Coast	Tungsten	Angola
Tin	Japan	Tungsten	Argentina
Tin	Jersey	Tungsten	Australia
Tin	Kazakhstan	Tungsten	Austria
Tin	Kenya	Tungsten	Belgium
Tin	Korea, Republic of	Tungsten	Bolivia
Tin	Kyrgyzstan	Tungsten	Brazil
Tin	Laos	Tungsten	Burundi
Tin	Luxembourg	Tungsten	Cambodia
Tin	Madagascar	Tungsten	Canada
Tin	Malaysia	Tungsten	Central African Republic
Tin	Mexico	Tungsten	Chile
Tin	Mongolia	Tungsten	China
Tin	Morocco	Tungsten	Colombia
Tin	Mozambique	Tungsten	Congo (Brazzaville)
Tin	Myanmar	Tungsten	Czech Republic
Tin	Namibia	Tungsten	Djibouti
Tin	Netherlands	Tungsten	DRC- Congo (Kinshasa)
Tin	Nigeria	Tungsten	Ecuador
Tin	Papua New Guinea	Tungsten	Egypt
Tin	Peru	Tungsten	Estonia
Tin	Philippines	Tungsten	Ethiopia
Tin	Poland	Tungsten	France
Tin	Portugal	Tungsten	Germany
Tin	Russian Federation	Tungsten	Guinea
Tin	Rwanda	Tungsten	Guyana
Tin	Sierra Leone	Tungsten	Hungary
Tin	Singapore	Tungsten	India
Tin	Slovakia	Tungsten	Indonesia

Metal	Country of Origin	Metal	Country of Origin
Tungsten	Ireland	Tungsten	Portugal
Tungsten	Israel	Tungsten	Russian Federation
Tungsten	Ivory Coast	Tungsten	Rwanda
Tungsten	Japan	Tungsten	Sierra Leone
Tungsten	Kazakhstan	Tungsten	Singapore
Tungsten	Korea, Republic of	Tungsten	Slovakia
Tungsten	Laos	Tungsten	South Africa
Tungsten	Luxembourg	Tungsten	South Sudan
Tungsten	Madagascar	Tungsten	Spain
Tungsten	Malaysia	Tungsten	Suriname
Tungsten	Mexico	Tungsten	Switzerland
Tungsten	Mongolia	Tungsten	Taiwan
Tungsten	Mozambique	Tungsten	Tanzania
Tungsten	Myanmar	Tungsten	Thailand
Tungsten	Namibia	Tungsten	Uganda
Tungsten	Netherlands	Tungsten	United Kingdom
Tungsten	Niger	Tungsten	United States
Tungsten	Nigeria	Tungsten	Viet Nam
Tungsten	Papua New Guinea	Tungsten	Zambia
Tungsten	Peru	Tungsten	Zimbabwe
Tungsten	Philippines

Independent Private Sector Audit
We have determined that a private sector audit is not required under Rule 13p-1 for 2019.